SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of Common Stock, as of April 26, 1996 by each director, by each named executive officer of the Company described in "Executive Compensation", by persons who beneficially own 5% or more of the outstanding shares of Common Stock, and by all directors and officers of the Company as a group. The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. It does not constitute an admission of beneficial ownership for any other purpose.

                                               Number and Nature of
                                                      Shares              Percent of
                   Name                        Beneficial Ownership          Class
- -----------------------------------------     -----------------------   ---------------
Francis E. Baker                                     155,039(1)              7.9
 8356 Sego Lane
 Vero Beach, Florida

Estate of Oliver R. Grace, Sr.                       101,596(2)              5.3
 49 Cove Neck Road
 Oyster Bay, New York

Lorraine G. Grace                                    131,317(3)              6.7
 49 Cove Neck Road
 Oyster Bay, New York

Oliver R. Grace, Jr.                                 126,790(4)              6.2
 32 Wellington Road
 Locust Valley, New York

John S. Grace                                        122,525(5)              6.0
 55 Brookville Road
 Glen Head, New York

Peter N. Bennett                                     165,065(6)              7.9
 6 Battersea High St.
 London SW11 3RA, England

The Ney Profit Sharing Savings Plan Trust            183,333(7)              9.5
 c/o Fleet Bank, N.A., Trustees
 One Constitution Plaza
 Hartford, Connecticut

Bank of Butterfield                                  296,575(8)             15.1
 Rose Bank Center
 14 Bermudiana Road
 Hamilton, Bermuda

First United Securities Limited                      150,340(9)              7.7
 Exchange House
 P.O. Box 16
 54-58 Athol Street
 Douglas, Isle of Man

Louis A. Lubrano                                       6,855(10)                (11)

James J. Pinto                                        13,000(12)                (11)

Ronald N. Cerny                                        5,000(13)                (11)


Steven T. Newby                                      105,917(14)              5.5
 6116 Executive Boulevard
 Suite 701
 Rockville, MD 20852


All directors and officers as a group (10
 Persons including certain of the above-
 named individuals)                                  498,326                22.0

- -----------
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

 (1) Francis E. Baker owns 120,001 shares of Common Stock directly. The figure set forth in the above table includes 10,400 shares of Common Stock with respect to which Mr. Baker has shared voting power as co-trustee under the Oliver Grace Grandchildren Trust U/R dated December 27, 1976 and 4,638 shares which such Trust owns by virtue of its ability to convert $75,000 principal amount of convertible subordinated debentures to Common Stock within a 60-day period. Mr. Baker disclaims beneficial ownership of such shares held in trust. Also included in the figure set forth in the above table are 20,000 shares of Common Stock which may be issued to Mr. Baker within 60 days hereof upon the exercise of his existing exercisable stock options. In addition to the shares reported above, Mr. Baker is the settlor of four irrevocable trusts dated March 31, 1970 and created for the benefit of certain of his children. Fleet Bank (as successor to Shawmut Bank, N.A.) acts as trustee under each of these trusts, which hold an aggregate of 68,306 shares of Common Stock. Mr. Baker does not exercise any control over these four trusts and disclaims beneficial ownership.

 (2) The Estate of Oliver R. Grace, Sr. has direct beneficial ownership of an aggregate of 101,596 shares of Common Stock.

 (3) Lorraine G. Grace has beneficial ownership of 131,317 shares of Common Stock. Of this amount, 13,638 shares are held by Mrs. Grace directly; 2,475 shares are held by Mrs. Grace, as trustee of a trust for the benefit of her children; 13,608 shares are held by virtue of the ability of Mrs. Grace to convert $220,000 principal amount of convertible subordinated debentures to Common Stock within a 60-day period; and 101,596 shares are held by virtue of Mrs. Grace's appointment as executrix of the Estate of Oliver R. Grace, Sr.

 (4) Oliver R. Grace, Jr. has beneficial ownership of an aggregate of 126,790 shares of Common Stock. Of this amount, 56,054 shares are held by Oliver
     R. Grace, Jr. directly, including 40,144 shares by virtue of Mr. Grace's ability to convert $649,000 principal amount of convertible subordinated debentures to Common Stock within a 60-day period and 11,610 shares by virtue of Mr. Grace's ability to convert 6,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock of the Company, without par value (the "Preferred Stock") to Common Stock within a 60-day period; 7,592 shares are held by Carolyn Grace, the spouse of Oliver R. Grace, Jr., of which 7,112 shares are held by Mrs. Grace by virtue of her ability to convert $115,000 principal amount of convertible subordinated debentures within a 60-day period; and 58,144 shares are held by virtue of the ability of The Anglo American Security Fund L.P. (of which Oliver R. Grace, Jr. is a general partner) to convert $940,000 principal amount of convertible subordinated debentures to Common Stock within a 60-day period. Mr. Grace, Jr. has stock options to acquire an additional 5,000 shares of Common Stock. Oliver R. Grace, Jr. disclaims beneficial ownership of all shares owned by him as trustee for the benefit of family members and by The Anglo American Security Fund, L.P. described herein.

 (5) John S. Grace has beneficial ownership of 122,525 shares of Common Stock. Of this amount, 17,706 are held by John S. Grace directly, including 1,856 shares held by virtue of Mr. Grace's ability to convert $30,000 principal amount of convertible subordinated debentures to Common Stock within a 60-day period; 58,144 shares are held by virtue of the ability of The Anglo American Security Fund L.P. (of which John S. Grace is a general partner) to convert $940,000 principal amount of convertible subordinated debentures to Common Stock within a 60-day period; and 43,675 shares are held by virtue of the ability of Sterling Grace Capital Management, L.P. (John S. Grace is Chairman and President of Sterling Grace Corporation, General Partner of Sterling Grace Capital Management, L.P.) to convert 22,571 shares of the Preferred Stock to Common Stock within a 60-day period. Mr. Grace has a stock option to acquire an additional 3,000 shares of Common Stock. John S. Grace disclaims beneficial ownership of all shares held by trustees for the benefit of members of his family and The Anglo American Security Fund L.P.

 (6) Peter N. Bennett owns 300 shares of Common Stock directly. The figure set forth in the table includes shares held by virtue of the ability of Mr. Bennett to convert 85,150 shares of the Preferred Stock to 164,765 shares of Common Stock within a 60-day period.


 (7) The Ney Profit Sharing Savings Plan Trust owns 183,333 shares of Common Stock directly.

 (8) The Bank of Butterfield (the "Bank") has beneficial ownership of an aggregate 296,575 shares of Common Stock as trustee of various trusts. Of this amount, 263,945 shares are held by the Bank directly and 32,630 shares are held by virtue of the Bank's ability, as trustee, to convert 16,863 shares of the Preferred Stock to Common Stock within a 60-day period.

 (9) First United Securities Limited ("FUSL") has beneficial ownership of an aggregate of 150,340 shares of Common Stock as trustee of various trusts. Of this amount, 139,206 shares are held directly and 11,134 shares are held by virtue of the ability of FUSL to convert $180,000 principal amount of convertible subordinated debentures to Common Stock within a 60-day period.

(10) Louis A. Lubrano has beneficial ownership of 6,855 shares of Common Stock of which 1,855 shares are held by virtue of Mr. Lubrano's ability to convert $30,000 principal amount of convertible subordinated debentures to Common Stock within a 60-day period. Mr. Lubrano has stock options to acquire 5,000 shares of Common Stock within a 60-day period.

(11) Represents less than one percent (1%) of the Common Stock.

(12) James J. Pinto has beneficial ownership of 13,000 shares of Common Stock, of which 8,000 shares are held directly. Mr. Pinto has stock options to acquire 5,000 shares of Common Stock within a 60-day period.

(13) Ronald N. Cerny does not own any shares of Common Stock directly. The figure set forth in the table represents a stock option to acquire 5,000 shares of Common Stock within a 60-day period.


(14) Steven T. Newby owns 105,917 shares of Common Stock directly.


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